                                                                    EXHIBIT 23






INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-318087 of Met-Coil Systems Corporation on Form S-8, of our report dated July 15, 1998, appearing in this Annual Report on Form 10-K of Met-Coil Systems Corporation for the year ended May 31, 1998.




McGLADREY & PULLEN, LLP
Cedar Rapids, Iowa
July 15, 1998

                                                                     EXHIBIT 23






INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-318087 of Met-Coil Systems Corporation on Form S-8, of our report dated August 27,1997, appearing in this Annual Report on Form 10-K of Met-Coil Systems Corporation for the year ended May 31, 1998.




DELOITTE & TOUCHE, LLP
Cedar Rapids, Iowa
August 27, 1998